UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2018

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38045	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

205 East 42nd Street – 17th Floor

New York, New York 10017

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On May 4, 2018 Neurotrope BioScience, Inc. (“Neurotrope BioScience”), a wholly-owned consolidated operating subsidiary of Neurotrope, Inc. (“Neurotrope”), executed a Services Agreement (the “Agreement”) with Worldwide Clinical Trials, Inc. (together with its affiliates, “WCT”). The Agreement relates to services for Neurotrope BioScience’s confirmatory Phase 2 clinical study assessing the safety, tolerability and efficacy of bryostatin in the treatment of moderately severe to severe Alzheimer’s disease (the “Study”).

Pursuant to the terms of the Agreement, WCT will provide services to enroll approximately one hundred and forty-five (145) Study subjects. Neurotrope and Neurotrope BioScience expect that the first Study site will be initiated during the second quarter of 2018. The total estimated budget for the services, including pass-through costs, is approximately $6.9 million. In connection with their entry into the Agreement, the parties agreed that WCT would invoice Neurotrope BioScience for the following advance payments: (i) services fees of approximately $643,000, which will be due within ten (10) days of Neurotrope BioScience’s receipt of such invoice; (ii) pass-through expenses of approximately $124,000, which will be due within ten (10) days of Neurotrope BioScience’s receipt of such invoice; and (iii) investigator/institute fees of approximately $433,000, which will be due within twenty (20) days of Neurotrope BioScience’s receipt of such invoice. Neurotrope BioScience may terminate the Agreement without cause upon sixty (60) days prior written notice.

Unless earlier terminated under the provisions of the Agreement, the Agreement will expire upon WCT’s completed performance of the services thereunder (including delivery of all the deliverables) and WCT’s receipt of all payments from Neurotrope BioScience that are due under the Agreement. In addition to Neurotrope BioScience’s termination right described above, Neurotrope BioScience may terminate the Agreement immediately due to patient safety. Further, under the Agreement, either Neurotrope BioScience or WCT may terminate the Agreement if the other party materially breaches the Agreement and fails to cure such breach. Additionally, either Neurotrope BioScience or WCT may terminate the Agreement upon notice to the other party if the other party is adjudicated insolvent or petitions for relief under any insolvency, re-organization, receivership, liquidation, compromise, or any moratorium statute.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in its entirety into this Item 1.01 by reference.

Item 9.01           Financial Statements and Exhibits

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
10.1*	Services Agreement by and between Worldwide Clinical Trials, Inc. and Neurotrope BioScience Inc., dated as of May 4, 2018.

*	Confidential treatment has been requested for certain portions omitted from this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: May 10, 2018	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer